Exhibit 15.2

[Letterhead of Fangda Partners]

April 21, 2015

Leju Holdings Limited
15/F, Beijing Shoudong International Plaza

No. 5 Building, Guangqu Home, Dongcheng District

Beijing 100022

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under “Item 4. Information on the Company—B. Business Overview—Regulation” and “Item 4. Information on the Company—C. Organizational Structure” in Leju Holdings Limited’s Annual Report on Form 20-F for the year ended December 31, 2014, which will be filed with the Securities and Exchange Commission (the “SEC”) in April 2015, and further consent to the incorporation by reference into the Registration Statement No. 333-197069 on Form S-8. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2014.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Fangda Partners
Fangda Partners